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                                  Exhibit 5.1


                                 April 3, 1998



Focal Communications Corporation
200 North LaSalle Street
Suite 820
Chicago, Illinois  60601

     Re:       Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel for Focal Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of up to an aggregate stated principal amount at maturity of $270,000,000 of the Company's 12.125% Senior Discount Notes Due 2008, Series B (the "Exchange Notes") for up to an aggregate stated principal amount at maturity of $270,000,000 of its outstanding 12.125% Senior Discount Notes Due 2008. Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Articles of Incorporation of the Company, (c) the By-laws of the Company, (d) the minutes of meetings of the Board of Directors of the Company, (e) the Indenture for the Notes, and (f) the Form of Exchange Note.
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     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

     (i) All natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") and the Indenture have sufficient legal capacity to enter into and perform their respective obligations under the Indenture and to carry out their roles in the Offering.

     (ii) Each party involved in the Offering other than the Company (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

     (iii) Each of the Other Parties has complied with all legal requirements pertaining to its status as such related to its rights to enforce the Indenture against the Company.

The opinions set forth below are limited to the laws of the States of Illinois and New York, the general corporate laws of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     (2) The Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued, will be binding obligations of, and will be enforceable against the Company.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ ROSS & HARDIES
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